                     Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3
(No. 333-30785) of SCE Funding LLC of our report dated March 6, 2006, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLC
Los Angeles, California
March 6, 2006